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                                                                      EXHIBIT 11


                          GOODY'S FAMILY CLOTHING, INC.


                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS

                                                                                           FISCAL YEAR
                                                                             ---------------------------------------
                                                                                1998           1997         1996
                                                                             -----------   -----------   -----------

                  Net earnings for the year..............................    $27,687,000   $33,286,000   $17,151,000
                                                                             -----------   -----------   -----------
                  Weighted average common shares outstanding ............     33,155,000    32,548,000    32,264,000
                  Common equivalent shares for outstanding stock
                    options..............................................      1,112,000     1,126,000       304,000
                                                                             -----------   -----------   -----------
                  Weighted average common and common equivalent shares
                    Outstanding .........................................     34,267,000    33,674,000    32,568,000
                                                                             -----------   -----------   -----------
                  Earnings per common share
                    Basic................................................    $      0.84   $      1.02   $      0.53
                                                                             ===========   ===========   ===========
                    Diluted..............................................           0.81          0.99          0.53
                                                                             ===========   ===========   ===========




Earnings per share and related data for the fiscal years 1997 and 1996 have been restated to reflect a two-for-one stock split effected in July 1998.